UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 13, 2007 (December 13, 2007)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On December 13, 2007, the Compensation Committee of the Board of Directors of the Company approved for 2008 the following short term incentive (STI) opportunities and long term incentive (LTI) opportunities for the Company’s named executive officers:

Executive	STI Target (% of Base Salary)	LTI Target (% of Base Salary)
Fred J. Fowler	90%	220%
Martha B. Wyrsch	80%	200%
Gregory L. Ebel	75%	155%
William S. Garner, Jr.	65%	125%
Alan N. Harris	60%	125%

The amounts payable under the STI opportunities will be based on achievement of financial measures and individual objectives, which will consist of a combination of strategic and operational measures. The financial measures for 2008 are based upon the registrant’s ongoing diluted earnings per share (EPS), Spectra Energy Transmission’s earnings before interest and taxes (EBIT) and return on capital employed (ROCE) and, in the case of Messrs. Fowler and Ebel, the financial performance of DCP Midstream, LLC. 80% of the STI opportunities for the named executive officers will be predicated on the achievement of financial measures and 20% will be predicated on the achievement of individual objectives. Depending on performance, the named executive officers could receive up to 200% of their STI targets.

The employee incentive target for ongoing diluted EPS is $1.56 per share, which is 11% above the 2007 employee incentive target of $1.40 ongoing diluted EPS. The 2008 employee incentive target excludes potential transactions that the Compensation Committee does not consider to be representative of ongoing operations. The incentive targets for 2007 and 2008 represent non-GAAP financial measures as they exclude any “special items,” as defined by the Company. The most directly comparable GAAP measure is basic earnings per share that will be based upon reported earnings available for common stockholders. Due to the forward-looking nature of these non-GAAP financial measures, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures for 2008 is not available at this time as the Company is unable to forecast all “special items” for 2008.

Long-term incentive awards will be granted under the Company’s 2007 Long-Term Incentive Plan. 50% of the target value of such awards will be granted in the form of performance units and 50% of the target value of such awards will be granted in the form of time-vested phantom units. The performance units will vest on December 31, 2010 and will convert into an equal number of shares of the Company’s common stock. The number of performance units that will vest will be based on the total return to shareholders (TSR) of the Company’s common stock from December 31, 2007 to December 31, 2010 relative to a peer group of companies. The peer group consists of 19 companies of which approximately half are members of the Dow Jones or Philadelphia Utility indices. The remaining companies have significant gas transmission, storage and/or distribution activities. Time-vested phantom units will vest on the date that is three years from the date of grant and will convert into an equal number of shares of common stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ William S. Garner, Jr.
William S. Garner, Jr. Group Executive, General Counsel and Secretary

Date: December 13, 2007